AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON APRIL 15, 2002

REGISTRATION NO. 333-75826

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UROPLASTY, INC
(Exact name of registrant as specified in its charter)

MINNESOTA	41-1719250

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2718 Summer Street NE
Minneapolis, Minnesota 55413-2820
(612) 378-1180
(612) 378-2270 (fax)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel G. Holman, President
Uroplasty, Inc.
2718 Summer Street Northeast
Minneapolis, Minnesota 55413
(612) 378-1180

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Richard P. Keller, Esq.
Keller & Lokken, P.A.
First National Bank Building, W-1386
332 Minnesota Street
St. Paul, Minnesota 55101
(651) 292-1001 — telephone
(651) 292-8912 — fax
rpkeller@kellaw.com — e-mail

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

CALCULATION OF REGISTRATION FEE1

Title of each class		Proposed maximum	Proposed maximum
of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered[1]	unit	price[2]	registration fee

Common stock[3], to be issued upon exercise of subscription rights[4]	3,071,535	$0.975[5]	$2,994,747[5]

Warrants[6], to be issued upon exercise of subscription rights[4,7]	1,023,845	$0.05[5]	$51,192[5]

Common stock, issuable upon exercise of warrants[8]	1,023,845	$2.00	$2,047,690

Maximum aggregate offering price of all securities:			$5,093,629

Total registration fee:[9]				$1,467.00

(1) Reflects a 1-for-3 reverse stock split of the Registrant’s outstanding shares of common stock, expected to be effective early April, 2002.

(2) Estimated in accordance with Rule 457(o) solely for the purpose of determining the amount of the registration fee.

(3) Refers to the shares of common stock underlying and to be issued upon exercise of the subscription rights described in Note 4 below.

(4) Refers to the non-transferable subscription rights to be issued to shareholders of the Registrant; each such right, upon exercise and upon the payment of $2.00, permits the holder to purchase three shares of common stock and one common stock purchase warrant; one such right will be issued for each two shares of common stock outstanding as of April , 2002.

(5) Individual shares of common stock and individual warrants will not be offered or sold. The common stock and warrants registered hereby may only be acquired upon exercise of subscription rights at an exercise price of $2.00 each, and three shares of common stock and one warrant must be acquired upon exercise of each individual subscription right. The individual prices shown here represent only an allocation of the exercise price for purposes of calculating the registration fee.

(6) Refers to the common stock purchase warrants underlying and to be issued upon exercise of the subscription rights described in Note 4 above; each warrant permits the holder to purchase one share of common stock for $2.00 each.

(7) Pursuant to the last sentence of Rule 457(g)(3), no separate registration fee is required with respect to the rights or the warrants.

(8) Refers to the shares of common stock issuable upon exercise of the common stock purchase warrants.

(9) The registration fee was previously paid when the maximum aggregate offering price of all securities was higher.

RIGHTS OFFERING
Summary
RIGHTS OFFERING
Risk Factors
Questions And Answers About Uroplasty
Questions and Answers About the Rights Offering
Recent Developments
About This Prospectus
Where You Can Find More Information
Important Information Incorporated By Reference
Special Note Regarding Forward Looking Statements
Use Of Proceeds
Determination Of Offering Price
Participation By Officers And Directors
Material United States Federal Income Tax Considerations
Description of Warrants
Plan Of Distribution
Legal Opinions
Experts
Form of Letter to Shareholders, as revised
Opinion of Keller & Lokken, P.A.
Consent of KPMG LLP

SUBJECT TO COMPLETION, DATED APRIL 15, 2002

PROSPECTUS

UROPLASTY, INC.

RIGHTS OFFERING

1,023,845 RIGHTS TO PURCHASE 3,071,535 SHARES OF COMMON STOCK AND 1,023,845 WARRANTS. EACH RIGHT PERMITS THE PURCHASE OF THREE SHARES OF COMMON STOCK AND ONE COMMON STOCK PURCHASE WARRANT.

We are distributing to our shareholders of record at April 26, 2002 one subscription right for each two shares of common stock held on such date. Each subscription right, for an exercise price of $3.00 each, permits the holder to purchase three shares of common stock and one common stock purchase warrant. We are not offering nor selling the rights. The rights may not be sold nor transferred by holders. No underwriter or selling agent is involved in this offering. Each warrant entitles the holder for a term of two years from the end of the Rights Offering to purchase one share of common stock for $2.00 per share.

If all rights offered are exercised, we will receive proceeds of $3,071,535, before payment of the expenses of this offering.

Shareholders may only exercise their subscription rights in accordance with a rights subscription certificate, accompanied by payment delivered to Uroplasty, which is acting as its own subscription agent for this offering. A subscription may not be revoked after payment is received and accepted by Uroplasty.

Shareholders who exercise all of their basic subscription rights will be entitled, pursuant to an oversubscription privilege, to purchase additional shares of common stock and warrants if and to the extent basic subscription rights are not exercised by other shareholders.

Our board of directors approved a 1-for-3 reverse stock split, effective April 2, 2002. All share amounts shown in this prospectus reflect post-split share amounts, unless stated otherwise.

Our common stock is traded on the NASD Bulletin Board Market under the symbol “USTP.” Prior to the reverse stock split, our shares were traded under the symbol “UROP.” On April 12, 2002 the closing bid price for our common stock was $2.25 per share. We will attempt to list the warrants on the NASD Bulletin Board; there can be no assurance that the warrants will trade.

There is no minimum number of subscription rights which must be exercised in connection with this rights offering. Funds received by Uroplasty upon exercise of rights may be used and will be at risk immediately and will not be placed in an escrow, trust or similar account.

The rights offering begins on the date of this prospectus and terminates sixty (60) days later, at 5:00 p.m., Minnesota time, June 25, 2002, unless extended.

This investment is speculative and involves a high degree of risk. Please see “Risk Factors” beginning on page 6 for a discussion of material factors to consider when evaluating an investment in our common stock.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April ____, 2002

PROSPECTUS TABLE OF CONTENTS

Caption	Page No.

Summary	3

Risk Factors	4

The Rights Offering	1

Questions and Answers about Uroplasty	14

Questions and Answers about the Rights Offering	15

Recent Developments	20

About this Prospectus	21

Where You Can Find More Information	21

Important Information Incorporated by Reference	21

Special Note regarding Forward Looking Statements	23

Use of Proceeds	23

Determination of Offering Price	24

Participation by Officers and Directors	24

Material United States Federal Income Tax Considerations	24

Description of Warrants	25

Plan of Distribution	26

Legal Opinions	27

Experts	27

Prospectus “Subject to Completion” Legend [Item 501(b)(10) of Regulation S-K]

We do not plan to use the prospectus prior to the effective date of the registration statement of which it is a part.

Summary

         IN GENERAL: This section answers in summary form some questions you may have about Uroplasty and this rights offering. We recommend that you review and read the entire prospectus carefully, including the “Risk Factors” section, before you decide to exercise your subscription rights. Information throughout this prospectus has been adjusted to reflect a 1-for-3 reverse stock split approved by our board of directors with respect to shareholders of record as of April 2, 2002.

         UROPLASTY: Our business involves the design, development, manufacture and marketing of soft tissue bulking products, primarily for the purpose of treating stress urinary incontinence in women and urinary incontinence in men after prostate surgery. We have marketed and sold our products for over ten years now, but only outside the United States. One of our goals in this financing is to obtain the capital needed in order to complete our application for FDA clearance so that, once attained, we can market our principal product, Macroplastique, in the United States.

         RIGHTS OFFERING: We are offering to each of our shareholders of record at April 26, 2002, the right, for each two shares of common stock held by the shareholder as of such date, to subscribe for and purchase, at an exercise price of $3.00 per right, three shares of our common stock and one common stock purchase warrant. Each warrant allows the holder, during a two year period ending on June 30, 2004, to purchase one additional share of common stock, at an exercise price of $2.00 per share. The subscription period of the rights offering began on the date of this prospectus and will continue for sixty (60) days until 5:00 p.m., Minnesota time, or the first business day after the passage of such sixty (60) days, which is expected to be June 25, 2002, unless extended by us. Shareholders exercising their basic subscription rights in full will also have an oversubscription privilege as described below.

         EQUITY SECURITIES AUTHORIZED, OUTSTANDING, OFFERED AND TO BE OUTSTANDING: We have 2,047,690 shares of common stock issued and outstanding at the date of this prospectus; there are 20,000,000 shares authorized. The number of shares outstanding reflects a 1-for-3 reverse stock split that was effective on April 2, 2002. We also have options outstanding for the purchase of 523,500 post-split shares of common stock, and warrants outstanding for the purchase of 50,000 post-split shares.

         We will distribute to our current shareholders subscription rights to purchase an aggregate of 3,071,535 shares of common stock and 1,023,845 warrants. Each warrant entitles its holder to purchase one share of common stock, at an exercise price of $2.00 per share, at any time prior to two years from the date of issuance; the warrants are expected to expire on June 30, 2004.

         If all subscription rights are exercised, we will have 5,119,225 shares of common stock outstanding and 1,023,012 new warrants outstanding; if all new warrants are exercised, we will have 6,138,072 shares of common stock outstanding.

         BASIC SUBSCRIPTION PRIVILEGE: The basic subscription privilege is the right of each shareholder, for each two shares held as of April 26, 2002, to purchase three shares of our common stock and one warrant at a total subscription price of $3.00 per right. Shareholders may exercise their basic subscription rights only by filling out completely, signing and delivering, in a timely manner, to Uroplasty a rights subscription certificate, including payment in full.

         OVERSUBSCRIPTION PRIVILEGE: Shareholders who exercise all of their basic subscription rights will have the privilege to exercise additional subscription rights, to the extent that other shareholders do not exercise their basic subscription rights. Shareholders who wish to subscribe for additional shares must complete the appropriate “Oversubscription Privilege” provision of the rights subscription certificate and may exercise their oversubscription privilege for up to the total number of shares remaining unissued, if any, in this offering. To the extent that the exercise of oversubscription privileges exceeds the number of shares remaining unsold, we will fill oversubscriptions on a pro rata basis according to the number of shares purchased by subscribing shareholders pursuant to their basic subscription privilege.

         EXPIRATION DATE: Beginning on the date of this prospectus, shareholders may exercise their subscription rights, basic and oversubscription, for a period of sixty (60) days ending 5:00 p.m., Minnesota time, June 25, 2002, unless extended by us. After the expiration of this rights offering, the rights will expire and have no value.

         TRANSFERABILITY AND TERMINATION OF RIGHTS; TRANSFERABILITY OF SHARES AND WARRANTS: The subscription rights may not be bought, sold nor transferred. The rights will terminate upon the sale or transfer of the common stock to which they relate.

         The shares and warrants to be issued upon exercise of the subscription rights, and the shares issuable upon exercise of the warrants, will be transferable.

         SUBSCRIPTION AGENT: Uroplasty will act as its own subscription agent for this offering; no escrow, trust or similar account will be used. Uroplasty will deposit all funds received into its general account, and all funds received will be at risk immediately.

         FINANCIAL STATEMENTS AND OTHER INFORMATION: We also encourage you and strongly suggest that you review the financial statements and other information provided in the reports and other documents listed under “Important Information Incorporated by Reference”.

CONTACTING US: Uroplasty’s address and several ways to contact us are:

Uroplasty, Inc.

2718 Summer Street NE

Minneapolis, Minnesota 55413-2820

Attention: Christie Reeves

tel: (612) 378-1180, ext. 200

fax: (612) 378-2027

e-mail: christie.reeves@uroplasty.com

Risk Factors

         This offering involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in shares of our common stock.

Risks Related To Our Business

         WE HAVE SUSTAINED LOSSES IN EACH OF OUR TWO MOST RECENT FISCAL YEARS, AND IN OUR THREE MOST RECENT FISCAL QUARTERS: We have incurred substantial losses in recent years that have depleted our working capital and reduced our stockholders’ equity. Our business incurred a net loss of $(208,930) for the nine months ended December 31, 2001 and $(1,680,899) for the year ended March 30, 2001. These losses resulted principally from expenses incurred in the development of our FDA application. Although we have taken measures to increase our sales revenues and operating profits, there can be no assurance that our core business will operate profitably in the future, and the proceeds from this Rights Offering may not be sufficient to fund our FDA application completely.

         GOVERNMENT REGULATION OF MEDICAL SERVICES TYPICALLY DELAYS THE INTRODUCTION OF NEW PRODUCTS AND INCREASES THE COST OF OPERATIONS: In the United States, Uroplasty cannot market or sell Macroplastique until pre-market approval (“PMA”) authorization is received from the FDA. In July 1999, Uroplasty received approval from the FDA for an Investigational Device Exemption (“IDE”) relating to a U.S. clinical research study for the treatment of female stress urinary incontinence using Macroplastique. Uroplasty initiated the study in early 2000. The purpose of this study is to investigate the safety and efficacy of Uroplasty’s urethral bulking agent, Macroplastique against a control device, Contigen® (distributed by C.R. Bard) for the treatment of 260 generally healthy, adult female patients with stress urinary incontinence due to intrinsic sphincter deficiency (poor urethral closure). FDA approval of any IDE does not imply or assure that the investigation will develop sufficient safety and effectiveness data to assure FDA approval of a PMA application. Regulatory reviews by the FDA may involve delays that conflict with Uroplasty’s ability to commercialize its products in the U.S.

         Currently the investigational sites conducting the study have enrolled more than half of the study volunteers. Recruitment of study volunteers is done primarily through investigating physicians’ own practice, physician and patient referrals, and newspaper / magazine advertisements. The timing of patient recruitment has not met Uroplasty’s expectations because of delays encountered by the clinical sites in enrolling a sufficient number of qualified study patients. In addition, all medical manufacturers conducting clinical research studies have experienced increased competition for Investigators’ time and patient base. In some cases, adverse external forces, such as a major flood in one of the cities that destroyed the study site, and the events of September 11, caused work to either stop or slow. In response, the Company has increased the advertising for patient recruitment, increased its financial reimbursement to physicians/clinics, added patient compensation, and increased the number of sites participating in the study. With these changes, the Company has set a goal of completing the enrollment phase of the study by the end of calendar 2002. Such changes cannot assure that the enrollment phase will be completed by the date specified nor that other factors adverse to the completion of the study will not develop.

         After the enrollment phase, the treatment phase would be complete within 1-6 months, and patient follow-up would be completed 12 months after that. Approximately 6 months after completion of the patient follow-up, Uroplasty would be in a position to submit a PMA application.

         Uroplasty’s PMA application to the FDA will request approval to commercialize Macroplastique in the U.S. for the treatment of female stress urinary incontinence. There can be no assurance that the clinical research study sites will recruit patients in an expeditious manner, that the clinical trials will be successfully completed, that sufficient safety and effectiveness data will be acquired in terms of results or quantity at completion of the trials, or that the requisite regulatory approvals will be granted for Macroplastique, or any other product, on a timely basis, or at all.

         Uroplasty’s product, manufacturing processes, and product development activities are subject to extensive and rigorous regulation by governmental and foreign regulatory authorities similar to the U.S. Food and Drug Administration (“FDA”). In Europe, where Macroplastique® has been used since 1991, Uroplasty’s introduction of medical devices as well as the design, manufacturing, labeling, testing, distribution, sale, marketing, advertising, promotion, and record keeping procedures for Uroplasty’s products are subject to laws and regulations governing medical devices contained in the European Medical Device Directives and associated European standards.

         If and when regulatory approval to market a product is obtained from the FDA, this approval may require limitations on the indicated uses of the product. Marketing approval can also be withdrawn by the FDA in the United States (and by regulatory authorities in foreign countries) due to failure to comply with regulatory requirements or the occurrence of unforeseen problems following approval. Uroplasty may be required to make further filings with the FDA and other regulatory authorities in foreign countries under certain circumstances, such as the addition of product claims or product design changes. The FDA and other regulatory authorities in foreign countries could also limit or prevent the manufacture and/or distribution of Uroplasty’s products and have the power to demand the recall of such products. Medical device regulations depend strongly on administrative interpretation, and there can be no assurance future interpretation made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect Uroplasty. The FDA and various other authorities either currently inspect or will periodically inspect Uroplasty’s facilities to determine whether Uroplasty is in compliance with regulations relating to medical device manufacturing including regulations concerning design, manufacturing, testing, quality control, product labeling, distribution, promotion, and record keeping practices.

         A determination that Uroplasty is in material violation of such regulations could lead to the imposition of civil penalties, including fines, product recalls, product seizures or, in extreme cases, criminal sanctions.

         UROPLASTY’S LIQUIDITY AND CAPITAL RESOURCES ARE LIMITED: Management expects continued high costs associated with the conduct of the U.S. human clinical study for Macroplastique pursuant to the FDA approved IDE, the subsequent U.S. FDA Pre-market Approval process, and pre-commercialization and market launch costs in the U.S. relating to Macroplastique for female stress urinary incontinence.

         As a result of Uroplasty’s cost reduction activities and Uroplasty’s ability to manage the timing of the FDA clinical expenditures, management believes that current resources and the funds generated from sale of Uroplasty’s products outside the U.S. will be adequate to meet Uroplasty’s cash flow needs, including R&D activities associated with existing products and markets through fiscal 2003.

         Additional funds from the sale of Uroplasty’s securities or other alternative sources will be necessary to actively support the U.S. regulatory activities. It is the intention of Uroplasty to raise additional capital this fiscal year. There can be no assurance that such alternative sources of funds will be available to Uroplasty.

         TECHNOLOGICAL DEVELOPMENTS COULD REDUCE THE PERCEIVED ADVANTAGE OF MACROPLASTIQUE: Uroplasty competes in a market characterized by technological innovation, extensive research efforts, and significant competition. Improvements in existing treatment options or developments of new treatment methods may have a material adverse effect on Uroplasty’s ability to increase sales of Macroplastique, successfully commercialize any future products, and may render such products noncompetitive or obsolete. Other companies are currently engaged in the development of products and innovative methods for treating stress urinary incontinence that are similar to or competing with Macroplastique and these companies may have greater financial resources and know how than Uroplasty. Significant developments by any of these companies or advances by medical researchers could eliminate the market for Macroplastique or otherwise render Macroplastique obsolete. Although technological change has not had a direct material impact on Uroplasty in recent years, the potential for such a technological change adversely affecting us is a continuing risk for Uroplasty.

         UROPLASTY’S BUSINESS IS DEPENDENT ON A SINGLE PRODUCT: Uroplasty currently derives over 90% of its revenues from sales of Macroplastique and its related accessory products. Discontinuance or reduction of revenues from Macroplastique sold outside of the U.S. could therefore have a material adverse effect on Uroplasty’s business, financial condition, and results of operations. Uroplasty does not expect commercialization of other new products will be feasible without a substantial, continuing commitment to research and development for an extended period of time or acquisitions of new products, or both. Also, new medical products must typically undergo clinical trials and regulatory clearance or approval before commercialization. There can be no assurance as to whether or when commercialization of other products might begin or as to the likelihood that any such initiative would be successful. The market for medically-related products changes constantly. If the market changes, new or strengthened competition emerges, customer preferences change, and/or new technology causes Macroplastique to be viewed as a less effective treatment, Uroplasty’s business, financial condition, and results of operation would be adversely affected.

         PATENTS AND PROPRIETARY RIGHTS OFFER ONLY LIMITED PROTECTION; CHALLENGES ARE NOT UNUSUAL: Uroplasty’s success depends in part on its ability to preserve trade secrets, obtain and maintain patent protection for Uroplasty’s products under United States and international patent laws and other intellectual property laws, and operate without infringing upon the proprietary rights of third parties. Patents covering the materials, process, and applications have been issued to Uroplasty by the Patent Offices in the United States, United Kingdom, Japan, Germany, The Netherlands, and Canada. Applications are also currently pending in various other European countries. No assurances can be given that the scope of any patent protection will prevent competitors (most of which have financial and other resources substantially greater than Uroplasty) from introducing products competitive with Uroplasty’s products, Uroplasty’s patents will be held valid if subsequently challenged, others will not claim rights in, or ownership of, the patents and other proprietary rights held by Uroplasty, or Uroplasty’s product and processes will not infringe, or be alleged to infringe, the proprietary rights of others.

         A number of patents have been issued to others in the area of injectable bulking agents. The validity and breadth of claims covered in medical device technology patents involve complex legal and factual questions and may therefore be highly uncertain. Uroplasty also relies upon unpatented trade secrets to protect Uroplasty’s proprietary technology. No assurance can be given that others will not independently develop or otherwise acquire substantially equivalent techniques and/or gain access to and disclose Uroplasty’s proprietary technology. Further, no assurance can be given that Uroplasty can ultimately protect meaningful rights to such unpatented proprietary technology. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Companies in the medical device industry have employed intellectual property litigation to gain a competitive advantage. Litigation may be necessary to enforce any patents issued to Uroplasty, protect trade secrets or proprietary information owned by Uroplasty against claimed infringement of the rights of others, or determine the scope and validity of the proprietary rights of others. The defense and prosecution of patent litigation or other legal and/or administrative proceedings related to patents is costly and time-consuming regardless of the outcome. An adverse outcome in any litigation could subject Uroplasty to significant liabilities to third parties, require disputed rights to be licensed from others, and/or require Uroplasty to cease making, using, or selling any products. There can be no assurance that any licenses required under any patents or proprietary rights would be made available on terms acceptable to Uroplasty, if at all.

         Uroplasty’s recently settled lawsuit against Advanced Urosciences, Inc. (now Carbon Medical Technologies, Inc.) represents an example of litigation considered necessary in order to determine the ownership of patents and to determine whether trade secrets and other proprietary information had been misused. The prosecution of such litigation was very costly and time consuming.

         PREVIOUS ADVERSE PUBLIC REACTION TO SILICONE PRODUCTS COULD AFFECT THE MARKET FOR MACROPLASTIQUE: Macroplastique is comprised of heat-vulcanized polydimethylsiloxane, resulting in a solid, flexible silicone elastomer. In the early 1990’s, the United States breast implant industry became the subject of significant controversies surrounding the possible effects upon the human body of the use of silicone gel in breast implants. This controversy resulted in a massive flood of product liability litigation, leading to the bankruptcy of several companies, including Uroplasty’s former parent, Bioplasty, Inc. (which in turn caused Uroplasty, Inc. to file for bankruptcy in 1993). Uroplasty uses only solid silicone material in the Macroplastique product and does not use semi-liquid silicone gel as was used in breast implants. However, there can be no assurance that the use by Uroplasty and others of solid silicone in medical devices implanted in the human body will not result in controversies, litigation, or negative publicity from news media, competitors or legislative and regulatory investigations. Furthermore, there can be no assurance that in the event such negative publicity occurred, that it would not have a significant adverse effect on Uroplasty’s future financial position or results of operations.

         UROPLASTY’S POTENTIAL SUCCESS IN THE U.S. DEPENDS, IN PART, ON THIRD-PARTY REIMBURSEMENT FOR MACROPLASTIQUE, WHICH IS NOT ASSURED: Any possible future success of Uroplasty in the United States will depend, in part, upon satisfactory reimbursement for Macroplastique procedures from third-party health care payers. In the U.S., third-party reimbursement is currently generally available for surgical procedures for urinary incontinence, but there is no uniform policy for such reimbursements. Uroplasty intends, upon obtaining the necessary FDA marketing approval, to market and sell Macroplastique in the United States to physicians, hospitals and other users which bill various third-party payers, such as government health programs, private health insurance plans, managed care organizations, and other similar programs for the health care products and services provided to their patients. Payers may deny reimbursement if they determine a product used in a procedure was not used in accordance with established payer protocols regarding cost-efficient treatment methods, was used for an unapproved indication or was not otherwise covered. Third-party payers are increasingly challenging the prices charged for medical products and services and, in some instances, have pressured medical suppliers to lower their prices. The availability of third-party reimbursement for Macroplastique or competitors’ products and continuing efforts to reduce the costs of health care by decreasing reimbursement rates may reduce the price received by Uroplasty for Macroplastique or increase the relative expense to the consumer. Uroplasty believes a material amount of potential future Macroplastique revenues will be received from third-party payers; therefore failure to receive sufficient reimbursement from health care payers for procedures using Macroplastique or adverse changes in governmental and third-party payers’ policies toward reimbursement for such procedures would materially adversely affect Uroplasty’s future business, financial condition, and results of operations.

         When we receive FDA approval to market Macroplastique in the United States, Uroplasty will need to apply for and gain acceptance from Medicare and other third-party reimbursement. There is no uniform policy for reimbursement throughout the United States, and no guarantee that Macroplastique will be reimbursed at the levels expected by Uroplasty, if at all.

         Outside of the United States, reimbursement systems vary significantly by country. Third-party payers consist of government health programs, private health insurance plans, managed care organizations, and other similar programs. Outside of the United States, Uroplasty’s distributors are often primarily responsible for seeking appropriate reimbursement for Macroplastique and the interest and commitment of health care professionals, which varies, affect the reimbursement success rate. Although reimbursement for Macroplastique has been successful in multiple international markets, it is a constant challenge to secure reimbursement. Whenever physicians or hospitals do not receive satisfactory reimbursement from either third-party payers or the government, they may choose not to use Macroplastique, and the sales of our products could be affected.

         LONG-TERM CONTROLLED CLINICAL STUDIES OF MACROPLASTIQUE HAVE NOT BEEN COMPLETED: There are numerous abstracts and articles that support Macroplastique for the treatment of stress urinary incontinence (SUI) and vesicoureteral reflux (VUR) that have been published in the scientific literature. The majority of these publications are uncontrolled, which preclude their use in obtaining marketing clearance in the United States. Consequently, Uroplasty is currently conducting a human clinical trial pursuant to an IDE approval by the FDA that will provide a controlled, prospective clinical study concerning Macroplastique treatment. Until this study is completed, which will happen when the full study patient enrollment number is reached, no assurance can be given that Macroplastique will receive marketing clearance in the United States.

         Although Uroplasty is currently conducting a controlled prospective human clinical trial pursuant to an IDE approved by the FDA, and Uroplasty believes Macroplastique is safe when used as recommended based on its 10-year clinical experience, no prospective comparative long-term human clinical studies substantiating the safety and efficacy have been completed on this product. Accordingly, no assurance can be given that Macroplastique, even when used as recommended, will have the effect intended or will not have adverse effects over a patient’s lifetime. For example, there can be no assurance as to whether or how frequently patients will require additional treatments of Macroplastique and whether any such additional treatments will be effective or will have a negative effect on physician, payer, or patient acceptance.

         UROPLASTY CURRENTLY USES SINGLE SOURCES FOR SOME OF ITS RAW MATERIALS: Uroplasty currently purchases certain raw materials from single qualified and approved sources. Alternative suppliers for all of these materials exist should the current suppliers discontinue production or distribution. Uroplasty would need to complete additional testing in order to qualify the materials obtained from any new suppliers. If adequate notice of the need to switch suppliers is not received, production delays and inventory depletion, possibly resulting in higher costs, may occur. Uroplasty has not experienced any shortage of these materials to date; however, no assurance can be given that shortages of these materials will not be experienced in the future.

         DEVELOPMENT EXPENSES FOR MACROPLASTIQUE ARE HIGH, AND HAVE LED TO LOSSES, WHICH ARE EXPECTED TO CONTINUE THROUGH FISCAL YEARS 2002 AND 2003: Uroplasty’s future success will depend upon, among other factors, its ability to introduce and market Macroplastique on a timely basis in the U.S. To that end, Uroplasty committed the largest portion of the proceeds resulting from its private placement of common stock in June, 1998. Although Uroplasty realized net income during fiscal years 1997 through 1999, Uroplasty incurred substantial losses in fiscal years 2000 and 2001 and in the first three fiscal quarters of 2002, which ended December 31, 2001. The development and commercialization by Uroplasty of Macroplastique and other products in the U.S. will require substantial additional product development, clinical, regulatory, and other expenditures for the foreseeable future.

         UROPLASTY MAY NEED ADDITIONAL CAPITAL IN ORDER TO COMPLETE ITS U.S. IDE CLINICAL RESEARCH STUDY: In the event product sales and/or expenses differ from expected levels, Uroplasty may require additional financing to complete the IDE clinical research study and pre-market approval application for Macroplastique in the U.S. Further, Uroplasty will need additional funds for market introduction of Macroplastique to the U.S. for female SUI, as well as for the development of vesicoureteral reflux and male incontinence markets, because separate regulatory approval is needed for each of these indications. There can be no assurance that additional capital will be available to Uroplasty when needed or on terms acceptable to Uroplasty.

         UROPLASTY’S INTERNATIONAL OPERATIONS EXPOSE IT TO ADDITIONAL RISKS THAN EXIST IN THE DOMESTIC MARKET; CURRENCY FLUCTUATIONS ARE A SPECIAL CONCERN: Uroplasty currently sells its products only outside the U.S., primarily in the member countries of the European Union. Sales are made through Uroplasty’s wholly owned foreign subsidiaries. Sales and operations outside of the U.S. are subject to certain inherent risks. These risks, include, without limitation, fluctuations in the value of the U.S. dollar relative to foreign currencies, tariffs, quotas, taxes and other market barriers, political and economic instability, restrictions on the import and export of technology, potential difficulties in staffing and managing international operations, potential difficulties in obtaining work permits for employees, difficulties in collecting receivables, potentially adverse tax consequences, potential language barriers, and difficulties in operating in a different culture and legal system. Any of these factors could have a materially adverse effect on Uroplasty’s financial condition or results of operations.

         There is a special concern because Uroplasty’s international sales are denominated primarily in British Pounds or in Euros; as such, currency fluctuations in countries where Uroplasty does business may render Uroplasty’s products less price competitive than those of competing companies whose sales are denominated in weaker currencies. Uroplasty reports its financial results in U.S. dollars, and fluctuations in the value of either the dollar or the currencies in which Uroplasty transacts business can have a negative impact on its financial condition or results of operations. Consequently, Uroplasty has exposure to foreign currency exchange risks. Uroplasty attempts to lessen that exposure by denominating product sales in a currency which historically has been more stable than other foreign currencies. However, there can be no assurance that historical stability of any currency is any indication of its future stability.

         RISK OF PRODUCT LIABILITY; NO ASSURANCE THAT INSURANCE IS ADEQUATE: The medical products industry is subject to substantial litigation. As a manufacturer of an implantable medical product, Uroplasty faces an inherent business risk of exposure to product liability claims in the event that the use of its product is alleged to have resulted in adverse effects to a patient. Uroplasty maintains product liability insurance in the amount of $2,000,000, aggregate and per occurrence, but there can be no assurance that such coverage limits are adequate to protect Uroplasty from any liabilities which it might incur in connection with the clinical trials and commercialization of Macroplastique or any other product. Such insurance is expensive and in the future may not be available on acceptable terms, if at all. Furthermore, Uroplasty does not expect to be able to obtain insurance covering its costs and losses as a result of any recall of its products due to alleged defects, whether such a recall is instituted by Uroplasty or required by a regulatory agency. Consequently, a product liability claim, recall or other claim with respect to uninsured liabilities or in excess of insured liabilities could have a material adverse effect on the business, financial condition and results of operations of Uroplasty.

         LIMITED PUBLIC MARKET AND LIQUIDITY FOR COMMON STOCK; NO PREVIOUS PUBLIC MARKET FOR WARRANTS; POSSIBLE STOCK PRICE VOLATILITY: Total share trading volume for Uroplasty’s shares on the NASD’s OTC Bulletin Board Market for the entire months of October, 2001, November, 2001, December, 2001 and January, 2002, respectively, as reported on the NASD’s website, otcbb.com, were 29,707 shares, 138,800 shares, 152,948 shares and 36,904 shares. These figures show that total volume for each of the last four calendar months varied from one-half of one percent to two and one-half percent of the total number of shares outstanding. The shares of many publicly held companies trade that many shares in one day.

         There has not previously been a market for the Common Stock Purchase Warrants which are being offered as part of this Rights Offering. Although Uroplasty will attempt to arrange for the trading of the Warrants on the NASD Bulletin Board system, there can be no assurance that the Warrants will be accepted for trading, or, if they are, that there will be sufficient trading to provide any kind of liquidity. Since there has been only light trading of Uroplasty’s Common stock in recent years, purchasers should not expect active trading of the Warrants.

         Announcements of new products and services by Uroplasty or its competitors, technological innovations by competitors, disputes regarding patents or other proprietary rights, regulatory developments and economic and other external factors, as well as period-to-period fluctuations in Uroplasty’s financial results, could cause the market price of Uroplasty’s common stock to fluctuate significantly. In addition, the stock market in general and, in particular the market prices for medical technology companies, have historically experienced significant volatility which has affected the market price of securities of many companies and which has sometimes been unrelated to the operating performance of such companies. Such volatility may adversely affect the market price of Uroplasty’s common stock.

Risks Related To This Offering

         THE PRICE OF THIS OFFERING HAS NOT BEEN DETERMINED BY AN INVESTMENT BANK AND MAY NOT REFLECT THE MARKET PRICE OF OUR COMMON STOCK UPON THE COMPLETION OF THE OFFERING: We have not employed an investment bank or other similar party in connection with this offering. The purchase price determined for this offering is based primarily upon management’s review of our current financial condition and prospects. The purchase price in this offering may not reflect the current market price for Uroplasty’s shares of common stock upon completion of this offering.

         NO PART OF THE PROCEEDS OF THIS OFFERING WILL BE HELD IN AN ESCROW ACCOUNT, AND THERE IS NO MINIMUM LEVEL OF PROCEEDS: Uroplasty is acting as its own subscription agent. It is not required to receive a minimum amount of proceeds from this offering before making use of any proceeds. Uroplasty may use the proceeds of this offering in its operations as those proceeds are received. As such, all funds invested will be at risk immediately. If only a small proportion of the offering is subscribed for, Uroplasty will not have received the capital that it sought, and it may need to seek other additional capital sooner than it otherwise might. In such event, persons who subscribe may incur greater risk than if a higher proportion of shareholders chose to subscribe.

         IF YOU DO NOT EXERCISE YOUR RIGHTS, YOUR RELATIVE OWNERSHIP AND VOTING INTEREST IN UROPLASTY WILL BE DECREASED SUBSTANTIALLY: If you choose not to exercise your rights in full, your relative ownership and voting interest in Uroplasty may be decreased substantially. Because the subscription price represents a substantial discount from the past price per share obtained by us for our common stock, stockholders who choose not to exercise their subscription rights may experience dilution of their economic and voting interest in Uroplasty. As an example, if two-thirds of the rights offered are exercised, the number of shares outstanding would double and a non-exercising shareholder’s voting interest will be reduced by one-half.

         SHAREHOLDERS NOT PARTICIPATING IN THIS OFFERING WILL EXPERIENCE IMMEDIATE DILUTION: Uroplasty’s tangible book value as of December 31, 2001 was $1.22 per share, after giving effect to the Reverse Split. If all of the Subscription Rights offered are exercised, and excluding the possible exercise of any warrants sold in this offering, Uroplasty will realize net proceeds of approximately $2,986,000. Assuming the allocation of all Offering proceeds to the three shares of common stock and none to the warrants, shareholders who do not participate in this offering will realize dilution of $.13 per share as the net tangible book value of the Company will be $1.09 after the offering. Therefore, based on the above assumptions, investors in this offering will realize an immediate appreciation of $.09 per share in the net tangible book value of the shares they purchase.

         AFTER THIS OFFERING, ONE OF OUR SHAREHOLDERS, AND/OR OUR DIRECTORS AND EXECUTIVE OFFICERS COLLECTIVELY MAY HAVE AN INCREASED ABILITY TO INFLUENCE CORPORATE ACTIONS: Prior to this offering, one of our shareholders, Bruce Mindich, M.D., and entities related to or controlled by him, owned 18.2% of the outstanding shares of our common stock and may continue to hold this percentage if Dr. Mindich and such entities elect to exercise their full purchase rights under this offering. In addition, all directors and executive officers, as a group, own 14.7% of the outstanding shares of our common stock. Dr. Mindich and the director/executive officer group have the ability to influence our management and affairs. Such persons are also entitled to and may elect to purchase additional shares and warrants in this offering pursuant to the oversubscription privilege and, as a result, may increase their respective percentages of share ownership, thereby increasing their ability to influence the management and affairs of Uroplasty. Dr. Mindich’s relationship to Uroplasty is only that of a shareholder.

         UROPLASTY’S COMMON SHARES ARE CONSIDERED “PENNY STOCKS”, WHICH INVOLVE SPECIAL RISKS: Applicability of “Penny Stock Rules”; Possible Impact on Liquidity of Stock. Uroplasty’s common stock is presently considered a “penny stock” under applicable rules and is not eligible for trading on the NASDAQ Small Cap market. Uroplasty’s common stock is quoted only in the NASD Bulletin Board market. The public trading market for the common stock is adversely affected by such limited quotation, in that there are fewer market makers for Uroplasty’s stock, less interest by potential institutional investors and less coverage by analysts and the financial media.

         Since Uroplasty’s common stock is not listed in the NASDAQ Small Cap Market, it is subject to SEC rules under the Securities Exchange Act of 1934 relating to “penny stocks.” The “penny stock rules”, which apply to companies whose common stock trades at less than $5.00 per share, require brokers who sell securities subject to such rules to persons other than established customers and “institutional accredited investors” to complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning the risks of trading in the security. The application of these rules may restrict the ability of brokers to sell Uroplasty’s common stock, may adversely affect the liquidity of the Shares, and may affect the ability of purchasers to sell the Shares in the secondary market.

         IF WE ISSUE A LARGE NUMBER OF SHARES IN THIS OFFERING, THEIR SALE AFTER THE OFFERING COULD DEPRESS THE MARKET PRICE OF OUR STOCK: As of December 31, 2001, there were 2,047,690 (6,143,071 pre-split) shares of our common stock issued and outstanding and 523,500 shares reserved for issuance upon exercise of outstanding options. If all subscription rights in this offering were exercised, we would issue 3,071,535 shares of common stock and 1,023,845 tradable, exercisable new warrants to purchase 1,023,845 shares and we would have a total of 5,119,225 shares outstanding and 1,023,845 new warrants outstanding after the offering. No one knows how many subscription rights in this offering will be exercised, but if a substantial number are, the sale of numerous shares in the months soon after the completion of the rights offering could depress the market price.

         THERE IS NO ASSURANCE THAT OTHER CAPITAL WILL BE AVAILABLE TO US IF THE CAPITAL RAISED IN THE RIGHTS OFFERING IS NOT SUFFICIENT TO MEET OUR GOAL OF FUNDING THE COMPLETION OF OUR IDE APPLICATION: If we do not receive at least $3,000,000 in this rights offering, we may need to seek it elsewhere. We cannot assure that additional financing will be available, or if available, that it will be available on terms favorable to our shareholders. If funds are not available to satisfy our short-term and long-term operating requirements, we may limit or suspend our operations in the entirety or, under certain circumstances, seek protection from creditors. We believe that any future financing undertaken may contain terms more adverse than those in this offering.

Questions And Answers About Uroplasty

What Does Uroplasty Do?

         We design, develop, manufacture and market soft tissue bulking products to treat several conditions such as stress urinary incontinence in women, urinary incontinence in men after prostate surgery, vesicoureteral reflux, vocal cord rehabilitation, and other soft tissue augmentation requirements for reconstructive and plastic surgery. For more than ten years, our products have been marketed outside the United States, with our major market being Europe. Our products are European CE Marked and Uroplasty has registrations for compliance to ISO9001, BSN46001 and ISO13485 Quality Systems.

         Our primary product, Macroplastique®, is used to treat urinary incontinence when leakage is caused by lack of control or poor control of urine flow from the bladder. When Macroplastique is injected with a syringe into tissue around the urethra, it stabilizes and “bulks” tissues close to the urethra to prevent urine from leaking from the bladder. In other words, the increased bulking effect at the injection site provides the surrounding muscles with additional capability to control the release of urine. Macroplastique is also used for reflux, a condition occurring mainly in children where urine backflows from the bladder to the kidney(s). When used for reflux, it “bulks” tissue at the bladder/ureteral junction to eliminate or reduce reflux.

         Macroplastique, along with our other products, is currently sold in markets outside the United States. Uroplasty is now conducting a human clinical trial in the United States pursuant to a Food and Drug Administration (“FDA”) approved Investigational Device Exemption (“IDE”) for Macroplastique and its use in treating female stress urinary incontinence.

         Our focus is to finish the studies required by the FDA, to obtain permission to sell Macroplastique in the United States through an FDA premarket approval (“PMA”) application, and to identify and capitalize on growth opportunities in various markets for soft tissue bulking.

Where Are We Located?

         Our principal executive offices are located at 2718 Summer Street NE, Minneapolis, Minnesota 55413-2820; telephone (612) 378-1180, fax (612) 378-2027.

Questions and Answers About the Rights Offering

What Is A Subscription Right?

         A subscription right allows the holder of such a right to buy one or more types of securities directly from the issuer for a fixed price for a specified period of time. Commissions are not charged and the price does not vary during the period. Each Uroplasty subscription right entitles you to purchase three shares of our common stock and one common stock purchase warrant during the period from the date of this prospectus to June 25, 2002. The price to exercise each right is $3.00.

         In order to “exercise” a subscription right, you must complete and execute the subscription certificate properly and deliver it to Uroplasty with payment in full for the number of rights exercised.

What Is A Rights Offering?

         A rights offering, such as Uroplasty’s, is the distribution of subscription rights to shareholders, and the decision of the shareholders to exercise their rights or not.

         We are distributing to you, at no charge, one subscription right for every two shares of common stock that you owned on April 26, 2002. (Uroplasty declared a reverse split of its stock on a one-for-three basis effective on April 2, 2002.)

May Shareholders In All States Participate?

         Although we intend to distribute the rights to all shareholders, we reserve the right in some states, to require shareholders, if they wish to participate, to state and agree that upon exercise of their respective rights that they are acquiring the shares and warrants for investment purposes only, and that they have no present intention to resell or transfer any securities acquired.

         Presently, we do not expect that shareholders will be asked to execute any documents such as an investment letter.

Why Are We Making This Rights Offering?

         We are making this rights offering in order to obtain additional capital needed for the expeditious completion of our IDE study. Our Board of Directors considered our need for capital and the alternative ways that we might raise capital, and determined that this rights offering was the best way at this time for us to raise capital. It gives you the opportunity to buy more shares. If all of the subscription rights are exercised, the proceeds, together with funds on hand and anticipated operating revenues, will be sufficient to finance the completion of our IDE as projected by our business plan. Should fewer subscription rights be exercised, or should business or regulatory conditions change in ways that we did not anticipate, we may still need to seek additional outside financing in the future.

Am I Required To Exercise My Subscription Rights In This Offering?

         No. You are not required to exercise any subscription rights, nor purchase any securities, nor take any other action in response to this rights offering. However, if you do not exercise your subscription rights and, in turn, do not purchase any new shares of common stock or warrants, your relative ownership and voting interest in Uroplasty may decline, perhaps significantly.

Am I Required To Exercise My Rights In Full Or May I Exercise My Rights In Part?

         You may decide to exercise your subscription rights in full or in part; or you may choose not to exercise any of your rights.

What Will Happen To The Rights Not Exercised By Shareholders?

         All remaining unexercised rights at the end of the subscription period will be made available for purchase by those shareholders who exercise their oversubscription privilege during the offering, and if not exercised by them, will expire.

How Many Shares and Warrants May I Purchase?

         You will receive one subscription right for each two shares of common stock that you owned on April 26, 2002 (after adjusting for the one-for-three reverse split). Each subscription right entitles you, for a total subscription price of $2.00 each, to purchase three shares of common stock and one common stock purchase warrant. The warrant permits the purchase, during a two year term, of one share of common stock for a price of $2.00 per share.

         If you exercise all of the subscription rights that you receive, you may have the opportunity to exercise additional rights. On the enclosed subscription certificate, you may request to exercise as many additional rights as you wish for $2.00 each. If we can, we will honor all of the oversubscription requests; if not, we will offer them on a pro rata basis according to the number of rights exercised pursuant to the basic subscription privilege. Consequently, you may not be able to purchase as many shares as you requested for your oversubscription on the certificate. All subscription rights, including oversubscription rights, will be rounded down to the nearest whole number.

Will My Relative Ownership Remain The Same If I Exercise All Of My Rights?

         Depending on the total number of rights that are exercised during this offering, your relative ownership will either remain the same or increase if you exercise all of your subscription rights during the basic subscription period. Your relative ownership will remain the same if you exercise all of your rights and all of the other rights are exercised by other shareholders. Your relative ownership will increase if you exercise all your rights and if, either you acquire shares during the oversubscription period or all of the other rights are not exercised.

What Will Happen To My Relative Ownership If I Do Not Exercise My Rights?

         If you elect not to exercise your subscription rights, your relative ownership interest in Uroplasty will decrease, perhaps significantly, depending on the number of rights that are exercised.

Has Uroplasty’s Board Of Directors Made A Recommendation Regarding This Offering?

         No. Uroplasty’s Board of Directors makes no recommendation whether shareholders should or should not exercise any rights and purchase any shares of common stock.

How Soon Must Shareholders Act?

         The rights expire at 5:00 p.m., Minnesota time, sixty (60) days from the date of this prospectus, which is June 25, 2002. We must actually receive all required documents and payments before that date and time. Although we have the option of extending the expiration date, we currently do not intend to do so.

May I Transfer, Sell or Give Away My Rights?

         No. During the basic subscription period, the rights may be exercised only by the person to whom they are granted and you may not transfer, sell or give them away. During the oversubscription period, rights not previously exercised will be offered to and may be exercised by those shareholders who exercised all of their basic subscription rights.

What Is The Basic Subscription Privilege?

         The basic subscription privilege of each subscription right entitles you to purchase, for a total purchase price of $3.00 per right, three shares of common stock and one common stock purchase warrant.

What Is The Oversubscription Privilege?

         The oversubscription privilege entitles you, if you fully exercise your basic subscription privilege, to exercise additional subscription rights, in excess of your pro rata share, if available, at the same subscription price of $3.00 per right.

What Are The Limitations On The Oversubscription Privilege?

         If sufficient shares and warrants are available, we will honor the oversubscription requests in full. If oversubscription requests exceed the number of shares and warrants available, we will allocate the available shares and warrants among shareholders who oversubscribed in proportion to the number of rights exercised by them through the basic subscription privilege. All subscription rights will be rounded down to the nearest whole number.

How Did We Arrive At The Exercise Price of $3.00?

         In determining the exercise price of $3.00 to exercise a subscription right, our Board of Directors considered several factors including the historic and current market price of the common stock, our business prospects, our history of losses, general conditions in the securities market, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, pricing of similar transactions, the liquidity of our common stock, the level of risk to our investors, and the need to offer shares at a price that would be attractive to our investors relative to the current trading price of our common stock and conditions in the securities markets generally.

How Do I Exercise My Subscription Rights?

         You must properly complete the enclosed subscription certificate and deliver it to our offices before 5:00 p.m., Minnesota Time, on June 25, 2002. Our address is 2718 Summer Street NE, Minneapolis, Minnesota 55413-2820; telephone (612) 378-1180, ext. 200; fax (612) 378-2027. Your subscription certificate must be accompanied by proper payment for each right that you wish to exercise.

How Long Will The Rights Offering Last?

         The rights offering will last only from the date of the prospectus until June 25, 2002, and you will only be able to exercise your subscription rights during that period. IF YOU DO NOT EXERCISE YOUR SUBSCRIPTION RIGHTS BEFORE 5:00 P.M., MINNESOTA TIME, ON JUNE 25, 2002, YOUR SUBSCRIPTION RIGHTS WILL EXPIRE.

         We may, in our discretion, decide to extend the rights offering, but we have no present intention of doing that.

After I Exercise My Subscription Rights, Can I Revoke My Purchase?

         No. Once your subscription certificate and payment are received by Uroplasty, and accepted, you cannot revoke the exercise of your subscription rights, even if you later learn information about us that you consider to be unfavorable.

Is Exercising My Subscription Rights Risky?

         Yes. The exercise of your subscription rights involves substantial risks and you should carefully consider the risks described under the heading “Risk Factors” in this prospectus.

What Happens If I Choose Not To Exercise My Subscription Rights?

         You will retain your current number of shares of common stock even if you do not exercise your subscription rights. However, if you do not exercise your subscription rights and other stockholders do, the percentage of Uroplasty shares that you own will diminish, and your percentage voting and other rights will be reduced.

What Are The Federal Income Tax Consequences Of Exercising My Subscription Rights?

         The receipt and exercise of your subscription rights are intended to be nontaxable. However, you should seek specific tax advice from your personal tax advisor. This prospectus contains a summary of material United States Federal Income Tax considerations, but does not summarize tax consequences arising under state tax laws, non-U.S. tax laws or any tax laws relating to special tax circumstances or particular types of taxpayers.

When Will I Receive My New Shares?

         If you exercise any part or all of your basic subscription rights, you will receive certificates representing the securities purchased as soon as practicable after your subscription is accepted. If you exercise all of your basic subscription rights and also some of your oversubscription rights, you will receive certificates for the securities acquired pursuant to exercise of the basic rights as soon as practicable, as mentioned, and you will receive certificates representing any additional securities acquired pursuant to exercise of the oversubscription privilege as soon as practicable after the termination of the Rights Offering on June 25, 2002.

Can We Cancel The Rights Offering?

         Yes, but only to a limited extent. Our directors may cancel the Rights Offering for any reason at any time on or before its scheduled expiration on June 25, 2002, but only for the purpose of terminating the Offering earlier than planned and then only with respect to subscriptions not yet accepted. If we cancel the rights offering, any funds we may have already received from stockholders, but not yet accepted, will be refunded promptly, without interest. We will provide notice in advance of any such early termination that might occur.

How Much Money Will Uroplasty Receive From The Rights Offering?

         The gross proceeds from the rights offering will depend on the number of rights that are exercised. If all 1,023,845 rights are exercised, then we will receive gross proceeds (prior to expenses) of $3,071,535.

How Many Shares And Warrants Will Be Outstanding After The Rights Offering?

         The number of shares of our common stock and warrants that will be outstanding after the rights offering will depend on the number of rights that are exercised. If all of the rights offered by this prospectus are exercised, then we will issue 3,071,535 new shares of common stock, and 1,023,845 new warrants. Consequently, we will then have 5,119,225 shares of common stock and 1,023,845 new warrants outstanding. (There are already warrants outstanding, that expire in 2003, for the purchase of 50,000 post-split shares.)

What Should I Do If I Want To Participate In The Rights Offering, But My Shares Are Held In
The Name Of My Broker, Dealer Or Other Nominee?

         If you hold your shares of our common stock through a broker, dealer or other nominee (for example, through a custodian bank), then your broker, dealer or other nominee is the record holder of the shares you own. This record holder must exercise the rights on your behalf. Therefore, you will need to have your record holder act for you.

         If you wish to exercise your subscription rights in this offering, please promptly contact the record holder of your shares and complete and return to the record holder whatever forms they provided. You should already have received the necessary forms from your record holder with the other rights offering materials. If not, please call us at 612-378-1180.

What Commissions Or Fees Apply If I Exercise My Subscription Rights?

         We are not charging any fee or sales commission to issue rights to you or to issue shares and warrants to you if you exercise your subscription rights. If you exercise rights through a record holder of your shares, that person may charge a fee for which you are responsible.

How Do I Exercise My Rights?

         As a shareholder, you are receiving this prospectus and a rights certificate that states your subscription rights and contains instructions on how to exercise your rights and purchase shares of our common stock.

         If you wish to exercise your rights in this offering, then, before they expire, you must:

•	Complete and sign the rights certificate that accompanies this prospectus; be certain to state the number of rights you wish to exercise;

•	Certify the number of shares that you held as of April 26, 2002 and certify that such shares have not been transferred since that date; and

•	Deliver the completed rights certificate with full payment to Uroplasty, at 2718 Summer Street NE, Minneapolis, MN 55413-2820. You may use hand delivery, or first class mail or overnight courier service in order to make delivery. Payment should be made by a check drawn upon a U.S. bank, or, a postal, telegraphic or express money order, payable to “Uroplasty”.

What Should I Do If I Have Other Questions?

If you have other questions, or need additional copies of offering documents or otherwise need assistance, please contact Uroplasty by mail, telephone, fax, or e-mail:

2718 Summer Street, NE
Minneapolis, MN 55413
tel: (612) 378-1180, ext. 200
fax: (612) 378-2027
e-mail: christie.reeves@uroplasty.com or danielh@uroplasty.com

Recent Developments

         The lease for the Company’s office and warehouse space in the United Kingdom has been extended through 2011.

         In December, 2001, Uroplasty announced a product enhancement launch. Uroplasty has developed improvements to the delivery system for Macroplastique; both the administrative device and the syringes holding the Macroplastique have been modified so that they are easier for the attending physicians to use them. Distributors began ordering the new system in December, 2001, and the first systems were shipped in early 2002. Approximately $66,000 of existing inventory will become unusable as a result of these changes.

         On December 21, 2001, Uroplasty announced that it proposed to reverse split its stock. The split will take place at a future date after Uroplasty’s registration statement pertaining to a rights offering has been cleared by the SEC and after Uroplasty’s officers have confirmed that no alternative, more favorable form of financing is available

         On March 21, 2002, Uroplasty announced that the reverse split had been declared by the Board and that the record date for the reverse split would be April 2, 2002. The split will be one share for each three shares outstanding.

         The purpose of the split is to minimize the possible increase in the number of shares outstanding and to make the Rights Offering as attractive as possible to Shareholders.

         Also, on December 21, 2001, Uroplasty announced that it proposed to make a rights offering to its shareholders whereby shareholders would be able to purchase two shares of Common Stock and one Common Stock Purchase Warrant (having an exercise price of $2.00 per share for a period of two years) for $2.00. Subsequently, on March 21, 2002, Uroplasty announced that the terms of the Rights Offering had been modified to permit shareholders to purchase three shares of common stock and one warrant for $3.00.

About This Prospectus

         This prospectus is part of a registration statement (which includes exhibits) that contains additional information about our company and the securities offered under this prospectus. That registration statement can be read and reviewed at the Securities and Exchange Commission web site, http://www.sec.gov, or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Where You Can Find More Information

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through commercial document retrieval services and over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Important Information Incorporated By Reference

         We “incorporate by reference” into this prospectus certain documents and information which we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update this prospectus. We incorporate by reference the documents listed below:

•	Our annual report on Form 10-KSB for the fiscal year ended March 31, 2001, filed June 15, 2001.

•	Our amended annual report on Form 10-KSB/A for the fiscal year ended March 31, 2001, filed February 19, 2002.

•	Our quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 2001, filed August 14, 2001.

•	Our amended Quarterly report on Form 10-QSB/A for the fiscal quarter ended June 30, 2001, filed February 19, 2002.

•	Our quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 2001, filed November 14, 2001.

•	Our amended quarterly report on Form 10-QSB/A for the fiscal quarter ended September 30, 2001, filed February 19, 2002.

•	Our quarterly report on Form 10-QSB for the fiscal quarter ended December 31, 2001, filed February 14, 2002.

•	Definitive notice and proxy statement for our annual meeting of shareholders held on August 23, 2001.

•	The description of our common stock found in Item 8, “Description of Securities”, in our Registration Statement on Form 10-SB (File No. 000-20989), filed on July 10, 1996.

•	Any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (a) after the date of this prospectus and prior to the termination of our rights offering, and (b) after the date of the initial registration statement and prior to the effectiveness of the registration statement.

         You may request and receive a copy of these filings, without cost, by writing, telephoning, faxing, or e-mailing us at the following address:

Uroplasty, Inc.
2718 Summer Street NE
Minneapolis, Minnesota 55413-2820
Attention: Christie Reeves
tel: (612) 378-1180, ext. 200
fax: (612) 378-2027
E-mail: christie.reeves@uroplasty.com

         Please request any such information at least five business days in advance of the date on which you expect to make your decision with respect to this offer.

         You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on its front page. Information on our Web site is not a part of this prospectus.

Special Note Regarding Forward Looking Statements

         This prospectus contains forward-looking statements that involve risks and uncertainties. When used in this prospectus, the words or phrases “believes,” “anticipates,” “expects,” “intends,” “estimates” or similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause our actual results to differ materially from projections include, but are not limited to, those discussed in “Risk Factors,” and “Business,” as well as those discussed elsewhere in this prospectus. Given these uncertainties, you should not place undue reliance on the forward-looking statements. We do not intend to update any forward-looking statements.

Use Of Proceeds

         The net proceeds that we receive from this rights offering will depend upon the number of rights exercised. If all of the rights offered are exercised, we will receive cash proceeds of $3,071,535. After deduction of estimated expenses of approximately $85,000, we will have net cash proceeds of approximately $2,986,000. There can be no assurance that all of the rights offered will be sold.

         If all of the rights are exercised, we expect that $2,500,000 of the amount received will be allocated to the Investigational Device Exemption (IDE) clinical research study for Macroplastique in the treatment of female stress urinary incontinence. (Subscriptions for about 833,000 rights must be exercised in order to fund that purpose alone.)

         No matter what number of rights are exercised, we intend to use the net cash proceeds from this rights offering primarily for funding the completion of our FDA Investigational Device Exemption (IDE) clinical research study, and, secondarily, for other general corporate purposes. Pending the uses specified above, we will invest any balance of the proceeds in short-term, high quality interest bearing investments.

         Because of the inherent uncertainties in the process, there can be no assurance that any of the specific levels of proceeds discussed above will be sufficient to complete the FDA Investigational Device Exemption (IDE) clinical research study or the FDA Premarket Approval (PMA) application following and detailing the completion of the clinical research study or any other portion of the FDA approval process.

         This discussion states our present intentions for the use of the net proceeds of this rights offering based on our current business plan, operations, and the prevailing economic and industry conditions. Changes in the use of proceeds may be made in response to changes in our financial condition, business plans or general industry conditions.

Determination Of Offering Price

         The price required to exercise each of the rights is $3.00.

         In determining the offering price of the rights and the exercise price of the warrants, we considered various factors, including a review of our current and historical financial position, our business plan, the relatively low volume of our shares that trade on a regular basis, and recent market prices for our common stock. Although we could have conducted a private placement to only a few of our shareholders and possibly a few other investors, we chose to make a rights offering to all of our shareholders in order to raise the capital we need, thereby allowing all existing shareholders an opportunity to participate.

         The exercise price of $3.00 for three shares and one warrant (which amounts to a price of not more than $1.00 for one share) represents a discount of at least 86% per share to the price of $7.125 per share at which we sold our common stock in May and June, 1998. The exercise price of $3.00 per right is also a discount of at least 29% to 82% to recent market prices. Those prices ranged from $1.40 to $5.61 per share, during the past twelve months. (All historical prices shown in this paragraph are post-split.)

         On April 12, 2002, the closing bid and asked prices for our common stock on the NASD Bulletin Board market were $2.25 and $3.00, respectively.

Participation By Officers And Directors

         Several of our directors and officers have independently advised us that they intend to participate in this offering and to exercise their purchase rights in connection with this offering, and some may acquire and exercise additional purchase rights pursuant to the oversubscription privilege if available.

Material United States Federal Income Tax Considerations

         The following general discussion summarizes the material U.S. Federal Income Tax consequences to shareholders relating to this rights offering. This discussion is a summary and is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, and judicial and administrative interpretations of the Code and Regulations, all as in effect on the date of this prospectus. Each shareholder should be aware that the Code, the Regulations and any interpretation thereof are subject to change and that any change could be applied retroactively. This summary does not discuss all aspects of federal income taxation that may be relevant to particular shareholders in light of their personal investment circumstances or to certain types of shareholders subject to special treatment under the federal income tax laws (for example, global banks, insurance companies, tax-exempt entities and foreign taxpayers). This discussion is limited to those Uroplasty shareholders who have held their Uroplasty common stock as a capital asset within the meaning of the Code.

         This summary also does not discuss any aspects of state, local or foreign tax laws. Shareholders are urged to consult their own tax advisors to determine the tax consequences that may be relevant to each of them in connection with the distribution of the rights and the acquisition of shares in this offering.

         RECEIPT OF THE RIGHTS. No gain or loss will be recognized by the Uroplasty shareholders upon receipt of the rights or the related oversubscription privilege.

         LAPSE OF THE RIGHTS. Uroplasty shareholders who allow the rights received by them to lapse will not recognize any gain or loss, and no adjustment will be made to the basis of the shareholder’s existing shares of Uroplasty common stock.

         EXERCISE OF THE RIGHTS; BASIS AND HOLDING PERIOD OF SHARES AND WARRANTS. Uroplasty shareholders will not recognize any gain or loss upon the exercise of the rights. The basis of the Uroplasty common stock and warrants acquired through exercise of the rights will be equal to the sum of the price paid for the common stock and warrants. Such basis can be allocated by the Shareholder to the common stock and warrants.

         A shareholder’s holding period for the Uroplasty common stock and warrants acquired through exercise of the rights will begin on the date the rights are exercised.

         SALE OF SHARES OR WARRANTS. A sale of the shares of Uroplasty common stock or warrants acquired through the exercise of the rights will result in the recognition of capital gain or loss in an amount equal to the difference between the amount realized on the sale and the shareholder’s adjusted basis in the Uroplasty common stock or warrants. The gain or loss will be classified as long-term capital gain or loss if the shareholder held the shares for more than twelve months. If the shares were held for less than twelve months, the gain or loss will be a short-term gain or loss.

         EXERCISE OF THE WARRANTS; BASIS AND HOLDING PERIOD OF THE SHARES ACQUIRED UPON EXERCISE OF THE WARRANTS. Uroplasty shareholders will not recognize any gain or loss upon exercise of the warrants. The basis of the Uroplasty shares of common stock acquired upon exercise of the warrants will be equal to the sum of the price paid for the shares of common stock acquired upon exercise of the warrants and the shareholders’ basis, if any, in such warrants. The holding period for the shares so acquired will begin on the date the rights are exercised.

         SALE OF SHARES ACQUIRED UPON EXERCISE OF WARRANTS. A sale of the shares of Uroplasty common stock acquired upon the exercise of the warrants will result in the recognition of capital gain or loss in an amount equal to the difference between the amount realized on the sale and the shareholder’s adjusted basis in the Uroplasty common stock acquired upon exercise of the warrants. The gain or loss will be classified as long-term capital gain or loss if the shareholder held the shares for more than twelve months. If the shares were held for less than twelve months, the gain or loss will be a short-term gain or loss.

Description of Warrants

         Uroplasty has warrants (the “1998 warrants”) presently outstanding for the purchase of 50,000 shares at $7.125 per share, on a post split basis. The 1998 Warrants were issued in July, 1998, as part of Uroplasty’s Private Placement financing, and they expire on June 18, 2003.

         As part of the Rights Offering, Uroplasty may issue up to 1,023,845 new warrants which will expire on the last business day of that month which is two years after the month in which they were issued. (Presently, we expect that they will expire on June 30, 2004.) Each warrant allows the holder to purchase one share of Uroplasty common stock at an exercise price of $2.00 per share.

         Both the warrants and the shares of common stock that can be acquired upon exercise of the warrants are freely transferable.

         The warrants must be exercised in minimum quantities of 100 shares. Holders may exercise the warrants by filling out and signing the Warrant Exercise Form attached to the warrant, and by then sending the warrant to Uroplasty together with payment for the number of shares being purchased.

         If Uroplasty subdivides or combines its common stock, such as pursuant to a stock split or reverse stock split, respectively, then the warrant requires Uroplasty to make a corresponding adjustment in the number of shares that can be acquired upon exercise of the warrant and in the exercise price for such shares. Holders can request and Uroplasty is required to provide a written statement explaining how any adjustments were calculated.

Plan Of Distribution

         Our Rights Offering will commence on the date of this Prospectus. The Subscription Period will expire on June 25, 2002.

         We intend to distribute the subscription rights and copies of this Prospectus to our shareholders of record promptly following the date of this Prospectus. The rights are not transferable and will expire and terminate upon sale or transfer of the common stock to which they relate.

         We have not engaged an underwriter or selling agent in connection with this offering, and no commission or similar compensation will be paid to any person. Our employees, officers and directors may solicit responses from shareholders, but they will not receive any commissions or compensation for their efforts other than their normal employment compensation. We will pay no dealers’ fees or finders’’ fees in connection with this offering.

         Payment for the common stock and warrants upon exercise of the rights will be considered received when the subscription has been accepted by Uroplasty.

         As such, a shareholder who exercises his/her/its subscription rights will be deemed a holder of the common stock and warrants offered upon acceptance of his/her/its Subscription Agreement by Uroplasty. Uroplasty will, promptly upon receiving a Subscription Agreement, review it and the proposed payment, and if all information is properly provided, the Agreement properly signed, and payment tendered in the correct amount, the Subscription Agreement will be accepted. Uroplasty will act on most Subscription Agreements within two business days of receiving them. Uroplasty will send a signed copy of the signature page from each Subscription Agreement to each subscribing shareholder.

         Shareholders are encouraged to make one informed investment decision; however, shareholders may exercise a portion of their rights, one time or multiple times, at any time throughout the Subscription Period. After each exercise, Uroplasty will send new Rights Certificates.

         If the funds received from a Shareholder are less than are needed to exercise the number of rights that the Shareholder requests, Uroplasty will accept the Shareholder’s subscription only for the number of shares and warrants for which adequate funds have been received and the Shareholder will be informed. If the funds received exceed the amount needed to subscribe for what the Shareholder states, only the lesser stated amount will be sold and the Shareholder will be so informed. If a Shareholder only sends funds without stating the number of securities to be acquired, Uroplasty will not sell any securities to that Shareholder, who will be so informed.

         All rights must be exercised for three shares. They may not be exercised for one share for $1.00.

         Uroplasty may extend the Offering for up to 60 days. Any such extension will not allow any shareholder the right to cancel the exercise of his/her/its rights if Uroplasty has already accepted the subscription of that shareholder prior to the time that it extended the Offering.

         The oversubscription privilege can only be exercised during the Subscription Period. Shareholders may choose to exercise their Oversubscription privilege to acquire as many shares and warrants as they want, but if there are more requests and exercises than there are shares and warrants available, then each subscribing shareholder will be limited to his/her/its pro rata share, based on the number acquired pursuant to the Basic subscription privilege. Neither Uroplasty nor shareholders will know the final allocation of shares among subscribers for Oversubscription Rights until the Subscription Period has ended; consequently, subscribers for Oversubscriptions will not know the number available when they send funds.

         The exercise of the Oversubscription privilege may not be revoked by a shareholder if Uroplasty has already accepted his/her/its Subscription.

         Shareholders must send payment to exercise the Oversubscription privilege prior to the end of the Subscription Period. They will only be committed to purchase after the Subscription Agreement has been accepted by Uroplasty. No portion of the funds for the exercise of the Oversubscription Rights will be accepted or used until the Subscription Period has ended.

         Uroplasty will promptly return payments in excess of any oversubscription allocation, but it will not pay interest on such amounts.

Legal Opinions

         Keller & Lokken, P.A. will issue an opinion about the legality of the securities described in this prospectus.

Experts

         The consolidated financial statements of Uroplasty, Inc. and subsidiaries as of March 31, 2001 and 2000, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

[Inside Back Cover]

         No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any prospectus supplement does not constitute an offer to sell, or solicitation of an offer to buy, any securities to any person in any jurisdiction where such offer or solicitation would be unlawful. The information contained in this prospectus is current only as of its date.

         Through and including June      , 2002, [40 days after the date hereof] all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as an underwriter and with respect to any unsold allotment or subscription.

RIGHTS TO PURCHASE
UP TO 3,069,036 SHARES
OF COMMON STOCK
AND
1,023,012 WARRANTS
TO PURCHASE COMMON STOCK

UROPLASTY, INC.

[LOGO]

PROSPECTUS

APRIL _____, 2002

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$1,467

Accounting Fees and Expenses*	25,000

Legal Fees and Expenses*	35,000

Blue Sky Expenses*	3,000

Printing Expenses*	10,000

Transfer Agent and Registrar Fees*	3,000

Miscellaneous*	7,533

Total	85,000

* Estimated pursuant to instruction to Item 511 of Regulation S-K

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys’ fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subdivision 3, of the Minnesota Statutes requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

The Uroplasty Articles of Incorporation provide for the indemnification of directors, and the Uroplasty bylaws provide for the indemnification of its directors, officers, employees, and agents, in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as amended from time to time.

ITEM 16. EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.		Description

*	3(a)	Articles of Incorporation of the registrant, as amended

*	3(b)	Bylaws of the registrant, as amended

*	4(a)	Form of Common Stock Certificate

***	4(b)	Form of Rights Subscription Certificate, as revised

	4(c)	Form of Letter to Shareholders, as revised

***	4(d)	Form of Common Stock Purchase Warrant

***	4(e)	Form of Letter to Nominee Holders

	5	Opinion of Keller & Lokken, P.A., counsel to Uroplasty, Inc.

***	10(a)	Consulting Agreement, dated January , 2002, between the Registrant and Joel R. Pitlor, a director

	23(a)	Consent of Keller & Lokken, P.A., counsel to Uroplasty, Inc. (included as part of Exhibit 5)

	23(b)	Consent of KPMG LLP

***	24(a)	Power of Attorney from D. G. Holman

***	24(b)	Power of Attorney from J. R. Pitlor

***	24(c)	Power of Attorney from R. P. Maxwell

***	24(d)	Power of Attorney from T. E. Jamison

***	24(e)	Power of Attorney from A. J. Koole

*	Incorporated by reference to Exhibits 2.1, 2.2 and 3.1, respectively, of registrant’s registration statement on Form 10-SB filed July 10, 1996.

**	To be filed by amendment.

***	Previously filed with registration statement.

ITEM 17. UNDERTAKINGS

(a)	[Item 512(a). Rule 415 offerings.] The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	[Item 512(b). Filings incorporating subsequent Exchange Act documents by reference.] The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	[Item 512(h). Request for acceleration of effective date.] Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	[Item 512(i). Rule 430A.]

(1)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 15th of April 2002.

UROPLASTY, INC

By:

/s/	Daniel G. Holman

President and Chief Executive Officer

(PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME		TITLE	DATE

/s/	Daniel G. Holman	Director, President, CEO	04/15/2002

Daniel G. Holman

(PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER)

/s/		Director

Joel R. Pitlor

/s/		Director

R. Patrick Maxwell

/s/		Director

Thomas E. Jamison

/s/	Arie J. Koole	Controller	04/15/2002

Arie J. Koole

(Principal Accounting Officer)

* Signatures are supplied by Power of Attorney as follows:

By:

/s/	Daniel G. Holman

Daniel G. Holman

ATTORNEY-IN-FACT

EXHIBIT INDEX

Exhibit
Number		Document Description

*	3(a)	Articles of Incorporation of the Registrant, as amended

*	3(b)	Bylaws of the Registrant, as amended

*	4(a)	Form of Common Stock Certificate

***	4(b)	Form of Rights Subscription Certificate, as revised

	4(c)	Form of Letter to Shareholders, as revised

***	4(d)	Form of Common Stock Purchase Warrant

***	4(e)	Form of Letter to Nominee Holders

	5	Opinion of Keller & Lokken, P.A., counsel to the Registrant

***	10(a)	Consulting Agreement, dated January , 2002, between the Registrant and Joel R Pitlor, a director

	23(a)	Consent of Keller & Lokken, P.A., counsel to Uroplasty, Inc. (included as part of Exhibit 5)

	23(b)	Consent of KPMG LLP

***	24(a)	Power of Attorney from D. G. Holman

***	24(b)	Power of Attorney from J. R. Pitlor

***	24(c)	Power of Attorney from R. P. Maxwell

***	24(d)	Power of Attorney from T. E. Jamison

***	24(e)	Power of Attorney from A. J. Koole

*	Incorporated by reference to Exhibits 2.1, 2.2 and 3.1, respectively, of registrant’s registration statement on Form 10-SB filed July 10, 1996.

**	To be filed by amendment.

***	Previously filed with registration statement.